UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2023

Apexigen, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39488	85-1260244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Shoreway Road Suite C
San Carlos, California		94070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 931-6236

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	APGN	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	APGNW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 23, 2023, Apexigen, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Investors”), pursuant to which the Company has agreed to issue and sell to the Investors in a private placement (the “Private Placement”), an aggregate of 1,995,708 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and accompanying warrants (the “Warrants”) to purchase an aggregate of up to 1,995,708 additional shares of common stock at a price of $1.40 per share and accompanying Warrant. The exercise price of the Warrants is $1.40 per share. The Warrants are exercisable at any time on or after the date that is six months following the date of the issuance of the Warrants and will expire five and one-half years from the date of issuance. None of the Investors elected to receive the pre-funded warrants available under the Purchase Agreement in lieu of shares of Common Stock. Brookline Capital Markets, a division of Arcadia Securities, LLC, has acted as the Company’s placement agent for the Private Placement (the “Placement Agent”).

The Warrants to be issued in the Private Placement will provide that a holder of Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company; but not to any percentage in excess of 9.99%.

Subject to customary closing conditions, the Company expects the Private Placement to close on or about January 30, 2023. The Company expects to receive aggregate gross proceeds of approximately $2.8 million before deducting placement agent fees and estimated offering expenses payable by the Company. The Company expects the net proceeds from the Private Placement to be used for working capital purposes.

The Purchase Agreement is incorporated herein by reference, but only to provide information regarding the terms of the Purchase Agreement and not to provide any other factual information regarding the Company or its business, and it should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (“SEC”).

The Company also entered into a letter agreement (the “Engagement Agreement”) with the Placement Agent, pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company in connection with the Private Placement. The Company agreed to pay the Placement Agent a cash fee equal to 7% of the gross proceeds from the sale of the shares and accompanying Warrants in the Private Placement. The Placement Agent will also receive warrants to purchase up to 139,699 shares of Common Stock (the “Placement Agent Warrants”) on substantially the same terms as the Warrants except that the Placement Agent Warrants have an exercise price equal to 125% of the price paid by Investors in the Private Placement, or $1.75 per share of Common Stock.

On or prior to the closing of the Private Placement, the Company will also enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which, among other things, the Company will agree to prepare and file with the SEC a registration statement to register for resale the shares of Common Stock sold in the Private Placement and the shares of Common Stock underlying the Warrants described above. The foregoing descriptions of the material terms of the Purchase Agreement, the Warrants, the Placement Agent Warrants, and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement, the Form of Warrant, the Form of Placement Agent Warrant, and the Registration Rights Agreement, which are filed as Exhibits 10.1, 4.1, 4.2, and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Private Placement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, the Company will sell the securities to “accredited investors,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Investors represented that they are acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the securities have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01 Other Event.

On January 24, 2023, the Company issued a press release announcing the Private Placement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant.

4.2	Form of Placement Agent Warrant.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Registration Rights Agreement.

99.1	Press Release dated January 24, 2023.

104	Cover Page Interactive Data File.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apexigen, Inc.

Date: January 25, 2023	By:	/s/ Xiaodong Yang
Xiaodong Yang, M.D., Ph.D. President & Chief Executive Officer